Exhibit 99.(h)(1)(xviii)

FORM OF AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A dated as of November 30th, 2009, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds (the “Fund”) and PNC Global Investment Servicing (U.S.) Inc.,

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Pacific Fund

Matthews Asia Dividend Fund

Matthews Pacific Tiger Fund

Matthews Asian Growth and Income Fund

Matthews Asian Technology Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Dividend Fund

No-load, no 12b-1, no CDSC, redemption fee of 2% on all redemptions made within 90 days of purchase).

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS

By:

Name:

Title:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:

Name:

Title: